As filed with the Securities and Exchange Commission on July 29,
1997

                                    Registration Number 333-
                                                            -----


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         --------------

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         --------------

                    THE PENN TRAFFIC COMPANY
     (Exact name of registrant as specified in its charter)


            Delaware                             25-0716800
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

   1200 State Fair Boulevard                     13221-4737
       Syracuse, New York                        (Zip Code)
      (Address of Principal
       Executive Offices)


    THE PENN TRAFFIC COMPANY 1997 PERFORMANCE INCENTIVE PLAN
                      (Full Title of Plan)

                   Francis D. Price, Jr., Esq.
               Vice President and General Counsel
                    The Penn Traffic Company
                    1200 State Fair Boulevard
                 Syracuse, New York  13221-4737
             (Name and address of agent for service)
                         (315) 453-7284
  (Telephone number, including area code, of agent for service)

                         --------------

                           Copies to:
                      John J. McCann, Esq.
                 Donovan Leisure Newton & Irvine
                      30 Rockefeller Plaza
                    New York, New York  10112
                         (212) 632-3345

                         --------------

CALCULATION OF REGISTRATION FEE

=======================================================================
============

  TITLE OF        AMOUNT        PROPOSED      PROPOSED     AMOUNT OF
 SECURITIES       TO BE         MAXIMUM       MAXIMUM     REGISTRATION
     TO        REGISTERED(1)    OFFERING     AGGREGATE       FEE
     BE                        PRICE PER      OFFERING
 REGISTERED                     UNIT(1)       PRICE(1)
  ---------------------------------------------------------------------
--------------
Common Stock       363,100      $4.0625    $ 1,475,093.80  $  447.00
  par value $1.25   23,500       6.3750        149,812.50      45.40
  per share        652,000       7.6875      5,012,250.00   1,518.86
                   461,400        7.625      3,518,175.00   1,066.11
Total            1,500,000                 $10,155,331.30  $3,077.37


  ---------------------------------------------------------------------
--------------
  =====================================================================
==============

(1) Represents shares of Common Stock issued or issuable under the Penn Traffic Company 1997 Performance Incentive Plan (the "Incentive Plan") or shares of Common Stock issuable upon exercise of options granted or to be granted under the Incentive Plan. Includes 363,100 shares with respect to which options have been granted at an exercise price of
     4.0625 per share, 23,500 shares with respect to which options have been granted at an exercise price of 6.3750 and 652,000 shares with respect to which options have been granted at an exercise price of 7.6875. An additional 461,400 shares are available for issuance under the Incentive Plan. Pursuant to Rule 457(h) under the Securities Act of 1933 as amended (the "Securities Act"), the offering price for these additional shares is estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price for these additional shares is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the Common Stock of the registrant as of July 25, 1997.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing information specified in
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by The Penn Traffic Company ("Penn Traffic") (File No. 1-9930) are incorporated herein by reference and made a part hereof:

     (a) Penn Traffic's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

     (b) Penn Traffic's Quarterly Report on Form 10-Q for the quarter ended May 3, 1997; and

     (c) the description of the Common Stock of Penn Traffic contained in its Registration Statement on Form 8-A filed on December 14, 1994 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), which description is qualified in its entirety by reference to any amendment or report filed for the purpose of updating that description.

         All documents filed by Penn Traffic pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorpo rated by reference in this Registration Statement, to be part hereof from the date of filing of such documents.

         The consolidated financial statements and financial statement schedules of Penn Traffic included in or incorporated by reference in Penn Traffic's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of Price Waterhouse, LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Penn Traffic is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Penn Traffic of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article Eighth of Penn Traffic's Certificate of Incorporation, as amended (which Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Penn Traffic's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Penn Traffic's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

         The directors and officers of Penn Traffic, are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The documents listed hereunder are filed as exhibits hereto.

Exhibit Number      Description
--------------      -----------

    3.1             Certificate of Incorporation of Penn Traffic
                    (incorporated by reference to Exhibit 3.1 to Penn Traffic's Registration Statement on Form S-3 (Reg. No. 33-51824) filed on October 2, 1992 with the Securities and Exchange Commission.

    4.1             The Penn Traffic Company 1997 Performance Incentive
                    Plan.

    5               Opinion and Consent of Donovan
                    Leisure Newton & Irvine.

    23.1            Consent of Donovan Leisure Newton & Irvine (included in
                    Exhibit 5 hereto).

    23.2            Consent of Price Waterhouse, LLP dated July 28, 1997.

    24              Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided,
                                                --------
     however, that paragraphs (a)(1)(i) and (a)(1)(ii)
     -------
     do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 29th day of July, 1997.

                           THE PENN TRAFFIC COMPANY


                           By  /s/ Philip E. Hawkins
                             -----------------------------
                                Philip E. Hawkins
                                President and Chief Executive
                                Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  July 29, 1997       By:  /s/ Philip E. Hawkins
                               -----------------------------
                                Philip E. Hawkins
                                President and Chief Executive
                                Officer(principal executive
                                officer)

Date:  July 29, 1997       By:  /s/ Gary D. Hirsch *
                               -----------------------------
                                Gary D. Hirsch
                                Chairman of the Board and
                                Director



<FN1>
-----------------
*  By:  /s/ Francis D. Price, Esq.
   -----------------------------
   Francis D. Price, Esq.
   Attorney-in-fact
<\FN1>

Date:  July 29, 1997       By:  /s/ Martin A. Fox *
                               -----------------------------
                                Martin A. Fox
                                Director


Date:  July 29, 1997       By:  /s/ Robert J. Davis
                               -----------------------------
                                Robert J. Davis
                                Senior Vice President - Finance
                                and Chief Financial Officer
                                (principal accounting officer
                                and principal financial officer)


Date:  July 29, 1997       By:  /s/ Eugene A. DePalma *
                               -----------------------------
                                Eugene A. DePalma
                                Director


Date:  July 29, 1997       By:  /s/ Susan E. Engel *
                               -----------------------------
                                Susan E. Engel
                                Director


Date:  July 29, 1997       By:  /s/ Claude J. Incaudo *
                               -----------------------------
                                Claude J. Incaudo
                                Director



<FN2>
-----------------
*  By:  /s/ Francis D. Price, Esq.
   -----------------------------
   Francis D. Price, Esq.
   Attorney-in-fact
<\FN2>

Date:  July 29, 1997       By:  /s/ James A. Lash *
                               -----------------------------
                                James A. Lash
                                Director

Date:  July 29, 1997       By:  /s/ Harold S. Poster *
                               -----------------------------
                                Harold S. Poster
                                Director


Date:  July 29, 1997       By:  /s/ Richard D. Segal *
                               -----------------------------
                                Richard D. Segal
                                Director















<FN3>
-----------------
*  By:  /s/ Francis D. Price, Esq.
   -----------------------------
   Francis D. Price, Esq.
   Attorney-in-fact
<\FN3>

                      INDEX TO EXHIBITS

Exhibit Number         Description
--------------         -----------

      3.1              Certificate of Incorporation of
                       Penn Traffic (incorporated by
                       reference to Exhibit 3.1 to Penn
                       Traffic's Registration Statement on
                       Form S-3 (Reg. No. 33-51824) filed on
                       October 2, 1992 with the Securities
                       and Exchange Commission.

       4.1             The Penn Traffic Company 1997
                       Performance Incentive Plan.

       5               Opinion and Consent of Donovan
                       Leisure Newton & Irvine.

       23.1            Consent of Donovan Leisure Newton
                       & Irvine (included in Exhibit 5
                       hereto).

       23.2            Consent of Price Waterhouse, LLP
                       dated July 28, 1997.

       24              Powers of Attorney.